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                                                                      EXHIBIT 11

                          EL PASO NATURAL GAS COMPANY

                           EARNINGS PER COMMON SHARE

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                  1996               1995
                                                              -------------      -------------
Income available for common stock dividends.................    $38,211,000        $85,363,000
Primary average common shares outstanding...................     36,701,878         34,495,676
Primary earnings per share..................................    $    1.0411        $    2.4746
Fully diluted average common shares outstanding.............     37,120,972         34,733,823
Fully diluted earnings per common share.....................    $    1.0294        $    2.4576